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                                                                    Exhibit 99.1


          JONATHAN HARDING PROMOTED TO PRESIDENT AND CHIEF EXECUTIVE
                               OFFICER OF VIADOR

          Promotion Reflects Increased Responsibility for Day-to-Day
                           Operations of the Company


Mountain View, CA - October 6, 2000 - Viador Inc. announced today that Jonathan Harding has been promoted to President and Chief Executive Officer of the company. An important aspect of Viador's ongoing strategy, this promotion focuses management responsibility at Viador and takes best advantage of the unique abilities of members of Viador's senior management. Stan Wang, a founder of the company, will continue to serve as Chairman of Viador.

"Jonathan is an excellent manager and has been instrumental in Viador's extraordinary growth for the last a few years" said Mr. Wang. "With Jonathan taking on an increased internal operations role, I will have more time to chart the company's path forward and help spread the word about Viador and the benefits it provides to users. With the Enterprise Information Portal market developing quickly, it is crucial that we have both an external focus on our market, customers and competitors in order to choose the right strategy and an internal focus on implementing that strategy. We believe that dividing management responsibilities along these lines--with me working to develop the strategy and Jonathan implementing it--will best enable us to exploit our market opportunity."

"Stan has done a phenomenal job building Viador from an idea into a public company," said Mr. Harding. "Since founding the company, he has been our chief visionary and inspiration, pioneering the Enterprise Information Portal market and working tirelessly to make the company succeed. Viador's acknowledged EIP leadership has been accompanied by strong growth. My twenty-five years of operational experience building profitable businesses is critical to addressing the challenges that comes with such growth. By combining a strong, tenured executive team with Stan's demonstrated ability to foresee practical technology trends, our goal is to position Viador as the dominant company in what we believe will be an emerging multi-billion dollar market."

About Viador Inc.
Viador Inc. (Nasdaq: VIAD), the number one enterprise portal company, is helping corporations leverage their information and technology assets to gain business advantages. Viador and its Viador E-Portal Suite solution have already received industry recognition and awards including the Deloitte & Touche Fast 50, CIO's WebBusiness 50/50, CrossRoads 2000 A-List, DCI's Excellence in Business Information, Federal Computer Week's Top 10 Companies to Watch list, IBM's Solution Showcase Award, and being named to the InfoWorld 100. Viador's innovative technology is used by customers including 3Com, Charles Schwab, Federal Aviation Administration (FAA), IBM, Lucent Technologies, Nortel Networks, Shiseido, Sprint PCS and Xerox. Viador has strategic relationships with leading consulting and E-Business companies including Hewlett-Packard, IBM, Deloitte Consulting, SAP and ACS. Viador is headquartered in Mountain View, Calif. For more information, call 650-645-2000 or visit the Web site at www.viador.com.

Viador Safe Harbor
Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, demand for and market acceptance of the Company's products and services, expansion into international markets, introductions of products and services or enhancements by the Company and its competitors, competitive factors that affect the Company's pricing, the timing of customer installations, the mix of products and services the Company sells, the timing and magnitude of capital expenditures (including costs relating to the expansion of operations), the size of customer orders, the hiring and retention of key personnel, conditions specific to the internet industry and other general economic factors, and new government legislation or regulation. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports under the Securities Exchange Act of 1934, as amended. Viador assumes no obligation to update any forward-looking statements contained in the press release.

                                    #  #  #

Editors note: Viador, the Viador E-Portal Suite, Viador B2B E-Portal, Viador Sage, Viador Information Center, Viador Gateway, Viador Sentinel, Viador PageBuilder, Viador PortletBuilder, Viador Portlet, Viador E-Portal Framework, and the Viador PDK, are trademarks of Viador Inc. of Mountain View, California. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

Media Contact for Viador:
-------------------------
Carrie Motamedi
Viador Inc.
(650) 645-2403 or carrie.motamedi@viador.com
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